SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ONYX SOFTWARE CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2004

Dear Onyx Shareholders:

      I am pleased to invite you to Onyx Software Corporation’s 2004 Annual Meeting of Shareholders. The annual meeting will be held at 10:00 a.m. on Thursday, June 3, 2004 at Onyx’s executive offices, 1100 -112th Avenue N.E., Suite 100, Bellevue, Washington.

      At the annual meeting, you will be asked to elect two directors to the Onyx board of directors, ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004 and transact any other business properly presented at the meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Onyx and our operations, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our audited consolidated financial statements, enclosed with the 2003 annual report to shareholders.

      We hope you can join us on June 3. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it in the enclosed postage-prepaid envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Brent R. Frei
Chief Executive Officer and
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
ADDITIONAL INFORMATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS

1100 - 112th Avenue N.E.
Suite 100
Bellevue, Washington 98004-4504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 3, 2004

May 1, 2004

Dear Onyx Shareholders:

      On Thursday, June 3, 2004, Onyx Software Corporation will hold its annual meeting of shareholders at its executive offices, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington. The annual meeting will begin at 10:00 a.m. Only shareholders who owned stock at the close of business on the record date, April 12, 2004, can vote at this meeting or any adjournment or postponement that may take place. At the annual meeting, we will ask you to:

•	elect two Class 1 directors to our board of directors as more fully described in the accompanying proxy statement;

•	ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004; and

•	transact any other business that is properly presented at the annual meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AND “FOR” RATIFICATION OF THE INDEPENDENT AUDITORS.

      At the annual meeting, we will also report on our 2003 business results and other matters of interest to shareholders.

      To ensure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions that you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

      The approximate date of mailing this notice, the proxy statement and accompanying proxy card is May 1, 2004.

By order of the board of directors,

Paul B. Dauber
Vice President, Chief Legal Officer
and Secretary

PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO SHAREHOLDERS AS OF THE RECORD DATE, OR THEIR AUTHORIZED REPRESENTATIVES, AND GUESTS OF ONYX.

ONYX SOFTWARE CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The board of directors of Onyx Software Corporation is sending you this proxy statement in connection with its solicitation of proxies for use at Onyx’s 2004 annual meeting of shareholders. The annual meeting will be held at Onyx’s executive offices, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington on Thursday, June 3, 2004 at 10:00 a.m. We intend to give or mail to shareholders definitive copies of this proxy statement and accompanying proxy card on or about May 1, 2004.

Matters to Be Considered at the Annual Meeting

      At the annual meeting, shareholders of record of Onyx as of the close of business on April 12, 2004 will consider and vote on:

•	the election of two Class 1 directors to the board, to hold office until the third annual meeting of shareholders following their election or until his or her successors are elected and qualified;

•	the ratification of KPMG LLP as our independent auditors for the year ending December 31, 2004; and

•	any other business that is properly presented at the annual meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AND “FOR” RATIFICATION OF THE INDEPENDENT AUDITORS.

Record Date and Outstanding Shares

      Only those shareholders who owned common stock as of the close of business on April 12, 2004, the record date, are entitled to notice of and can vote at the annual meeting. As of the record date, there were 14,497,189 issued and outstanding shares of common stock.

Quorum

      A quorum for the annual meeting is a majority of the outstanding shares of common stock entitled to vote, whether in person or by proxy, at the annual meeting.

Revocability of Proxies

      If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

•	notifying the secretary of Onyx in writing before the annual meeting;

•	delivering to the secretary of Onyx before the annual meeting a signed proxy with a date that is later than the previously delivered proxy; or

•	attending the annual meeting and voting in person.

Solicitation of Proxies

      The enclosed proxy is solicited on behalf of our board of directors. We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation, but we will reimburse them for the out-of-pocket expenses they incur. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

Voting

      You are entitled to one vote for each share of common stock you hold or each item solicited for voting. In the election of directors, the two directors who receive the greatest number of affirmative votes cast by holders of common stock present, whether in person or by proxy, and entitled to vote at the annual meeting will be elected to the board. You are not entitled to cumulate votes in electing directors.

      The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of the independent auditors. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted according to our recommendation. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

      Any bank, broker or other fiduciary who holds shares of our common stock for the account of a customer who is the beneficial owner of those shares, and who does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors and for other routine matters for which it has not received voting instructions. Fiduciaries do not have discretionary voting authority, however, with respect to nonroutine matters. A “broker nonvote” occurs when a fiduciary may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a nonroutine matter. Because custodians will have discretionary voting authority with respect to the election of directors and the ratification of the appointment of the independent auditors, there will be no broker nonvotes with respect to those matters.

      An abstention occurs when a shareholder affirmatively instructs the vote to be withheld (by checking the “abstain” or “withhold authority to vote” box on the proxy card) or when a shareholder who has not given a proxy is present at a meeting and does not cast a ballot. Shares subject to abstentions and broker nonvotes are considered to be present at the annual meeting, and are therefore counted toward establishing the presence of a quorum. Abstentions are not treated as votes cast, however, so abstentions will have no effect on the election of directors, which outcome is determined by a plurality of the votes cast, or on the proposal to ratify the appointment of the independent auditors, which outcome is determined by a majority of the votes cast.

      If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The board of directors recommends a vote FOR the election of the nominees to the board of directors.

      Our bylaws provide that our board of directors shall be composed of not less than five or more than nine directors, each of whom is placed into one of three classes such that there is an equal number as possible of directors in each class. At present, we have five directors. Every director subsequently elected to the board generally holds office for a three-year term and until his or her successor is elected and qualified. If, however, a director resigns from the board before the expiration of his or her term, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term. At the annual meeting, two Class 1 directors are to be elected, each to hold office for a three-year term or until his or her successor is elected and qualified.

      Our board currently consists of H. Raymond Bingham, Teresa A. Dial, William B. Elmore, Brent R. Frei and Daniel R. Santell. Ms. Dial’s and Mr. Elmore’s terms expire at the 2004 annual meeting. Both of them have been nominated for election to the board as a Class 1 director.

      Information is provided below with respect to both our continuing directors and our nominees for the board of directors. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote shares represented by properly executed proxies for the nominees to the board named below. Although the board anticipates that Ms. Dial and Mr. Elmore will be available to serve as directors, should either Ms. Dial or Mr. Elmore not accept the nomination, or otherwise be unwilling or unable to serve, we intend to cast votes for the election of a substitute nominee designated by the board.

      If a quorum is present, the two nominees receiving the highest number of votes will be elected to serve as Class 1 directors. Abstentions and broker nonvotes will have no effect on the election of directors.

Nominees for Election as Class 1 Directors — Terms to Expire in 2007

      Teresa A. Dial, age 54, has served as a director of Onyx since April 2001. Ms. Dial retired from Wells Fargo & Co., where she served as group Executive Vice President and member of the management committee, as well as President and Chief Executive Officer of its subsidiary, Wells Fargo Bank. Ms. Dial serves on the board of directors of Blue Shield of California, NDC Health, LookSmart and TD Waterhouse Bank USA. Ms. Dial also serves on the boards of the Community College Foundation and the San Francisco Asian Art Museum, and is a member of the Council of 100 of Northwestern University. Ms. Dial received her B.A. in political science from Northwestern University and is a graduate of the Graduate School of Credit and Financial Management.

      William B. Elmore, age 51, has served as a director of Onyx since 1996. Since 1995, Mr. Elmore has been a member of Foundation Capital Management, L.L.C., the general partner of Foundation Capital, L.P., a venture capital firm focused on early-stage information technology companies. From 1987 to 1995, he was a general partner of Inman & Bowman, a venture capital firm. Mr. Elmore serves on the board of directors of Wind River Systems, Inc., as well as several privately held companies. Mr. Elmore received his B.S. and M.S. in electrical engineering from Purdue University and his M.B.A. from Stanford University.

Continuing Class 2 Directors — Terms to Expire in 2005

      H. Raymond Bingham, age 58, has served as a director of Onyx since 1999. Since April 1999, Mr. Bingham has been Chief Executive Officer and, from April 1993 to April 1999, he was Chief Financial Officer and Executive Vice President, of Cadence Design Systems, Inc. From 1988 to 1993, Mr. Bingham was Executive Vice President and Chief Financial Officer of Red Lion Hotels and Inns. From 1984 to 1988, he was Managing Director of Agrico Overseas Investment Company, a subsidiary of The Williams Companies, Inc. Mr. Bingham serves on the board of directors of Cadence, KLA-Tencor Corporation and Oracle Corp. Mr. Bingham received his B.S. in economics from Weber State University and his M.B.A. from the Harvard Business School.

      Daniel R. Santell, age 46, has served as a director of Onyx since 1994. Since August 2001, Mr. Santell has served as Chief Executive Officer of Alpha Path, Inc. From April 1999 to July 2001, Mr. Santell was Chief Executive Officer of Q Strategies, Inc. From July 1996 to March 1999, he was Vice President of Worldwide Services for InterWorld Corporation. From November 1995 to June 1996, he was Director of the North American Client Services Division of SSA Corporation. From November 1992 to October 1995, he was Vice President of Product Development of Platinum Software, and from 1983 to 1992, he was a Manager at Andersen Consulting LLP. Mr. Santell received his B.S.E. in geotechnical engineering from Purdue University and his M.B.A. from the University of Washington.

Continuing Class 3 Director — Term to Expire in 2006

      Brent R. Frei, age 38, is a cofounder of Onyx and has served as a director of Onyx since 1994. He was Onyx’s Secretary and Treasurer from September 1995 to October 1998, its President from September 1995 to January 2001 and has been Chief Executive Officer and Chairman of the Board since October 1998. From 1991 to February 1994, Mr. Frei was a Programmer Analyst with Microsoft’s Information Technology Group, in which position he was involved in creating international customer information systems. From 1989 to 1990, he was a mechanical engineer with Motorola Corporation. Mr. Frei is also a director of Onyx Software Japan KK. Mr. Frei received his B.S. in engineering from Thayer School of Engineering at Dartmouth College.

Director Independence and Other Matters

      The board of directors has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, or NASD: H. Raymond Bingham, Teresa A. Dial, William B. Elmore and Daniel R. Santell.

      The board of directors has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission, or SEC, and the Internal Revenue Service. The board has further determined that H. Raymond Bingham, a member of the audit committee of the board, is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. We had five directors at the time of the 2003 annual meeting of shareholders, one of which attended the annual meeting.

Committees of the Board of Directors and Meetings

      The board of directors held a total of fifteen meetings during 2003. The board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees is responsible to the full board of directors and its activities are therefore subject to approval of the board. The functions performed by our committees are summarized below. Every incumbent director, other than Mr. Bingham, attended at least 75% of the total number of meetings of the board and meetings of the committees of the board on which he or she served in 2003.

      Audit Committee. The audit committee operates under a written charter adopted by the board of directors that may be amended by the board at any time, in which case the most current version will be available on our web site at http://www.onyx.com. On March 21, 2003, the board of directors adopted an amended and restated audit committee charter, a copy of which is attached to this proxy statement as Appendix A. Messrs. Bingham and Santell and Ms. Dial currently constitute the audit committee, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. The board has determined that H. Raymond Bingham, the chairman of the audit committee, is an audit committee financial expert and each of the members of the audit committee is independent in accordance with applicable NASD listing standards and SEC rules and regulations. The audit committee met six times during 2003. Each member of the audit committee must meet certain independence and financial literacy requirements. The audit committee oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports. In addition, the audit committee appoints, compensates, retains and oversees the work of the firm of independent auditors employed by Onyx to conduct the annual audit examination of our financial statements. The members meet with the independent auditors and financial management to review the scope of the proposed audit for the year; the audit procedures to be utilized; audit fees; and, at the conclusion of the audit, the audit reports. In addition, the audit committee reviews the financial statements, the related footnotes and the independent auditors’ report thereon and makes related recommendations to the board as the audit committee deems appropriate. The report of the audit committee is set forth beginning on page 15 of this proxy statement.

      Compensation Committee. The compensation committee operates under a written charter adopted by the board of directors. The compensation committee reviews and approves the compensation and benefits for our executive officers and directors. The compensation committee also administers our stock option plans and our employee stock purchase plan. Messrs. Elmore and Santell currently constitute the compensation committee, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. Mr. Elmore serves as the chairman of the compensation committee. The compensation committee held three meetings during 2003. The report of the compensation committee is set forth beginning on page 14 of this proxy statement.

      Nominating and Corporate Governance Committee. The nominating and corporate governance committee monitors and safeguards the independence of our board by identifying individuals qualified to become board members and selecting, or recommending that the board select, the director nominees for election at our annual meetings of shareholders. Using the same criteria, the committee also recommends to the board candidates for filling positions on the board resulting from the death or resignation of directors. The committee also recommends directors for appointment to the committees of the board. In addition, the committee provides a leadership role in shaping Onyx’s corporate governance. The committee also periodically reviews and assesses the adequacy of our Code of Ethics and makes recommendations to our board of directors regarding any modifications or waivers of any provision of our Code of Ethics. Messrs. Elmore, Bingham and Santell and Ms. Dial currently constitute the nominating and corporate governance committee, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. The nominating and corporate governance committee held one meeting during 2003.

Director Nominations Process

      The board of directors has adopted a Charter of the Nominating and Corporate Governance Committee that describes duties and responsibilities of the nominating and corporate governance committee. The board may amend this charter at any time, in which case the most current version will be available on our web site at http://www.onyx.com. Under its charter, the nominating and corporate governance committee is responsible for developing criteria for evaluating nominees for the board and the committees of the board.

Process for Identifying Candidates

      Our nominating and corporate governance committee has two primary methods for identifying candidates beyond those proposed by our shareholders. On a periodic basis, the nominating and corporate governance committee solicits ideas for possible candidates from a number of sources, including members of the board, senior-level management, individuals personally known to the members of the board and research, including publications, databases and Internet searches. In addition, the nominating and corporate governance committee may from time to time use its authority under its charter to retain a search firm to identify candidates.

Nomination Right of Shareholders

      In accordance with our bylaws and applicable law, recommendations for nominations for election as directors for consideration by the nominating and corporate governance committee may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose. The requirements a shareholder must follow for recommending persons for consideration by the nominating and corporate governance committee for election as directors are set forth in our bylaws and the section below entitled “Shareholder Proposals for 2005 Annual Meeting.”

      Subject to the superior rights, if any, of the holders of any class or series of stock that we may issue in the future having a preference over our common stock, if a shareholder complies with these procedures for recommending persons for consideration by the nominating and corporate governance committee for election as directors, the nominating and corporate governance committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the shareholder-recommended candidates and, in the exercise of the nominating and corporate governance committee’s independent judgment in accordance with the policies and procedures adopted in the nominating and corporate governance committee’s charter, will determine whether to recommend the shareholder-recommended candidates to the board for inclusion in the list of candidates for election as directors at the next annual meeting of shareholders held for such purpose.

Evaluation of Candidates

      The nominating and corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the nominating and corporate governance committee’s initial evaluation, a candidate continues to be of interest, the nominating and corporate governance committee will arrange for appropriate background and reference checks.

Compensation Committee Interlocks and Insider Participation

      No current member of the compensation committee is an officer or employee of Onyx. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation of Directors

      Nonemployee directors are entitled to receive an annual fee of $10,000 for serving as a member of the board of directors, an annual fee of $5,000 for serving as a member of the audit committee and an annual fee of $2,500 for serving as a member of either the compensation committee or the nominating and corporate governance committee. In addition, nonemployee directors are entitled to receive $1,500 for each board of directors meeting that they attend in person, $500 for each board meeting that they attend by telephone, $500 for each committee meeting that they attend in person and $250 for each committee meeting that they attend by telephone. Directors are also reimbursed for reasonable expenses they incur in attending meetings of the board of directors and its committees.

      Directors of Onyx are eligible to participate in our 1998 Stock Incentive Compensation Plan. In January 1999, we granted Mr. Bingham an option to purchase 25,000 shares and an automatic annual grant for each of the following five years, commencing in 2000, so long as Mr. Bingham is a director, of an option to purchase an additional 2,500 shares. On April 6, 2001, we granted each of Ms. Dial and Messrs. Elmore and Santell an option to purchase 25,000 shares and an automatic annual grant for each of the following five years, commencing in 2002, so long as the recipient is a director, of an option to purchase an additional 2,500 shares. Each of the above-mentioned option grants vest 20% annually over a five-year period and have an exercise equal to the fair market value on the date of the grant.

      In addition, on January 24, 2003, we granted each of Messrs. Bingham, Elmore and Santell and Ms. Dial an option to purchase 3,750 shares of common stock, which vest 33.33% annually over a three-year period. On June 13, 2003, we granted each of them an option to purchase 2,500 shares, which vest 4.17% monthly over a two-year period, and 7,500 shares, which vest 2.08% monthly over a four-year period. Each of the above-mentioned options has an exercise price equal to the fair market value on the date of grant.

CORPORATE GOVERNANCE

      Current copies of the materials listed below related to our corporate governance policies and practices are available publicly on our web site at http://www.onyx.com.

•	Restated Articles of Incorporation;

•	Amended and Restated Bylaws;

•	Charter of the Audit Committee;

•	Charter of the Nominating and Corporate Governance Committee;

•	Charter of the Compensation Committee;

•	Corporate Governance Guidelines; and

•	Code of Ethics (applicable to directors, officers and employees).

      Copies may also be obtained, free of charge, by writing to: Secretary, Onyx Software Corporation, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504.

      The board has also established a policy under which interested shareholders can send communications to the board, a committee of the board and to individual directors. Under this policy, shareholders may send written communications to the Secretary, Onyx Software Corporation, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504. The secretary will forward such communication to the board, the appropriate committee of the board, or to individual directors, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of April 1, 2004, certain information regarding the beneficial ownership of:

•	each person known by us to own beneficially 5% or more of our outstanding voting securities, based on publicly available information;

•	each of our officers for whom information is provided under “Executive Compensation” in this proxy statement;

•	each of our directors; and

•	all of our directors and executive officers as a group.

      On April 1, 2004, we had 13,992,298 shares of common stock outstanding. To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned as of that date, except for Fuller & Thaler Asset Management, Inc., with respect to which the information in this table is as of January 31, 2004, Austin W. Marxe and David M. Greenhouse, with respect to which the information in this table is as of December 31, 2003, Mazama Capital Management, Inc., with respect to which the information in this table is as of December 11, 2003 and WM Advisors, Inc., with respect to which the information in this table is as of February 29, 2004. Shares of common stock subject to options exercisable currently or within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The share information in the table reflects the 1-for-4 reverse split of our common stock that became effective on July 23, 2003.

	Number of Shares
Name and Address of Beneficial Owners(1)	Beneficially Owned	Percentage

Executive Officers
Brent R. Frei(2)	803,608	5.7%
Brian C. Henry(3)	163,191	1.1
Eben W. Frankenberg(4)	309,015	2.2
Mark P. Mader(5)	66,036	*
Benjamin E. Kiker, Jr.(6)	51,678	*

Other Directors
H. Raymond Bingham(7)	34,113	*
Teresa A. Dial(8)	36,045	*
William B. Elmore(9)	228,900	1.6
Daniel R. Santell(8)	28,329	*
All directors and executive officers as a group (10 persons)(10)	1,862,688	12.8

Other Principal Shareholders
Fuller & Thaler Asset Management, Inc.(11)	754,550	5.4
Austin W. Marxe and David M. Greenhouse(12)	1,472,108	10.6
Mazama Capital Management, Inc.(13)	1,127,989	8.1
WM Advisors, Inc.(14)	2,026,900	14.6

*	Less than 1% of the outstanding shares of common stock.

(1)	The address for Mr. Frei is c/o Onyx Software Corporation, 1100 - 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504. The address for Fuller & Thaler Asset Management, Inc. is 411 Borel Avenue, Suite 402, San Mateo, CA 94402. The address for Messrs. Marxe and Greenhouse is 153 East 53rd Street, 55th Floor, New York, NY 10022. The address for Mazama Capital Management, Inc. is One S.W. Columbia, Suite 1860, Portland, OR 97258. The address for WM Advisors, Inc. is 1201 Third Avenue, 22nd Floor, Seattle, WA 98102.

(2)	Includes 38,149 shares subject to options exercisable currently or within 60 days of April 1, 2004.

(3)	Includes 137,759 shares subject to options exercisable currently or within 60 days of April 1, 2004.

(4)	Includes 20,000 shares held by two trusts for the benefit of Mr. Frankenberg’s children. Mr. Frankenberg disclaims beneficial ownership of such shares. Also includes 38,411 shares subject to options exercisable currently or within 60 days of April 1, 2004.

(5)	Includes 54,364 shares subject to options exercisable currently or within 60 days of April 1, 2004.

(6)	Includes 42,706 shares subject to options exercisable currently or within 60 days of April 1, 2004.

(7)	Represents shares subject to options exercisable currently or within 60 days of April 1, 2004.

(8)	Includes 20,613 shares subject to options exercisable currently or within 60 days of April 1, 2004.

(9)	Includes 3,095 shares held by Foundation Capital Entrepreneurs Fund L.L.C., which is affiliated with Foundation Capital Management, L.L.C. Mr. Elmore is a member of Foundation Capital Management, L.L.C., and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest arising from his interest in Foundation Capital Management, L.L.C. Also includes 176,713 shares held by the Elmore Family Trust, of which Mr. Elmore is trustee, 28,479 shares held by Elmore Family Investments, L.P., of which Mr. Elmore is general partner, and 20,613 shares subject to options exercisable currently or within 60 days of April 1, 2004.

(10)	Includes 546,002 shares subject to options exercisable currently or within 60 days of April 1, 2004.

(11)	The information in this table for Fuller & Thaler Asset Management, Inc. is based solely on a Schedule 13G filed by Fuller & Thaler Asset Management, Inc. with the SEC regarding its beneficial ownership of our common stock on January 31, 2004.

(12)	The information in this table for Austin W. Marxe and David M. Greenhouse is based solely on a Schedule 13G filed by Messrs. Marxe and Greenhouse with the SEC regarding their beneficial ownership of our common stock on December 31, 2003.

(13)	The information in this table for Mazama Capital Management, Inc. is based solely on a Schedule 13G filed by Mazama Capital Management with the SEC regarding its beneficial ownership of our common stock on December 11, 2003.

(14)	The information in this table for WM Advisors, Inc. is based solely on a Schedule 13G filed by WM Advisors, Inc. with the SEC regarding its beneficial ownership of our common stock as of February 29, 2004.

ADDITIONAL INFORMATION

Executive Officers Who Are Not Directors

      Brian C. Henry, age 47, has been Executive Vice President and Chief Financial Officer since April 2001. From November 1999 to April 2001, Mr. Henry was Executive Vice President and Chief Financial Officer of Lante Corporation, an Internet consulting company. From April 1998 to November 1999, he was Chief Operating Officer of Convergys Information Management Group (formerly known as CBIS), a division of Convergys Corporation that provides billing and customer care to the communications industry. From April 1993 to September 1998, he was Executive Vice President and Chief Financial Officer of Cincinnati Bell, Inc., a diversified services company and former parent of Convergys Corporation. From June 1983 to April 1993, Mr. Henry was employed at Mentor Graphics Corporation, a leader in the electronic design automation industry, most recently as Vice President and Chief Financial Officer. Mr. Henry is also a director of Onyx Software Japan KK. Mr. Henry received his B.S. in business from Portland State University and his M.B.A. from the Harvard Business School.

      Eben W. Frankenberg, age 37, has been Executive Vice President of the Americas since April 2003. From January 2001 to April 2003, he was Executive Vice President of Business Development. He was Senior Vice President of Sales and Marketing from June 1999 to January 2001 and Vice President of Sales from January 1995 to June 1999. From January 1990 to December 1994, Mr. Frankenberg held various positions for Amoco Production Company, a developer of crude oil and natural gas, and Amoco Netherlands Petroleum Co., a producer of petroleum. Mr. Frankenberg received his B.A. in earth sciences from Dartmouth College and his M.S. in geophysics from Stanford University.

      Mary A. Reeder, age 45, has been Senior Vice President of Research and Development since January 2001. She was Vice President of Product Development from June 1996 to January 2001. From 1989 to May 1996, Ms. Reeder worked for Microsoft, where she was involved in product development, process management and emerging technology. From 1987 to 1989, she developed custom software as an independent consultant. From 1985 to 1987, she was a Senior Programmer Analyst of Data I/O Corporation, a manufacturer of engineering programming systems. Ms. Reeder received her B.S. in computer science and her B.F.A. in graphic design from the University of Washington.

      Mark P. Mader, age 33, has been Senior Vice President of Global Services since January 2003. From December 2001 to January 2003, he was Vice President of Global Services. He was Vice President of Global Consulting from July 2000 to December 2001, Director of Consulting, Americas from January 1999 to June 2000 and Manager of Consulting from September 1997 to December 1998. Mr. Mader is also a director of Onyx Software Japan KK. Mr. Mader received his B.A. in geography from Dartmouth College.

      Benjamin E. Kiker, Jr., age 37, has been Senior Vice President and Chief Marketing Officer since July 2002. From July 2001 to June 2002, Mr. Kiker was Vice President of Marketing of Xtime, Inc., a service automation solutions provider, and from March 2000 to March 2001, he was Vice President of Marketing of Rapt, Inc., a revenue optimization solutions provider. From 1998 to 2000, Mr. Kiker was Vice President of Corporate Marketing of Clarify, a customer relationship management solutions provider, which is now a part of Amdocs Limited. From 1997 to 1998, he was Director of Field Marketing of Vantive Corporation, which is now a part of PeopleSoft, Inc. From 1995 to 1997, Mr. Kiker was Director of Brand Marketing for the global business solutions division of Octel Communications, which is now a part of Avaya Inc. From 1989 to 1995, he held a variety of marketing and business consulting positions with Aspect Communications, most recently as Group Products Manager.

EXECUTIVE COMPENSATION

Compensation Summary

      The following table sets forth the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2003 exceeded $100,000.

Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Options (#)	Compensation ($)

Brent R. Frei(1)(8)	2003	$180,793		$—	125,000	$—
Chief Executive Officer	2002	80,000		—	—	—
	2001	96,667		25,000	—	—
Brian C. Henry(2)(8)	2003	$310,105		$—	87,500	$—
Executive Vice President and	2002	276,250		—	25,000	455	(3)
Chief Financial Officer	2001	235,625		151,353	150,000	266,063	(3)
Eben W. Frankenberg(8)	2003	$200,209		$5,106	100,000	$—
Executive Vice President	2002	170,000		—	5,000	—
of The Americas	2001	195,000		69,375	7,997	—
Mark P. Mader(4)(8)	2003	$175,928		$23,650	58,500	$—
Senior Vice President of	2002	163,328	(5)	9,883	11,250	—
Global Services	2001	170,625		24,219	10,497	—
Benjamin E. Kiker, Jr.(6)(8)	2003	$195,605		$58,528	62,500	$13,220	(7)
Senior Vice President and	2002	102,501		87,560	50,000	4,647	(7)
Chief Marketing Officer

(1)	Mr. Frei was also president of Onyx until January 30, 2001, after which Mr. Frei has continued as chief executive officer.

(2)	Mr. Henry joined Onyx on March 14, 2001. His 2001 compensation reflects a partial year of service.

(3)	Represents expenses paid to Mr. Henry pursuant to his employment agreement dated March 14, 2001 in connection with his relocation to the Bellevue, Washington area.

(4)	Mr. Mader became an executive officer of Onyx on October 26, 2001.

(5)	Includes commissions earned in 2002.

(6)	Mr. Kiker joined Onyx on July 1, 2002. His 2002 compensation reflects a partial year of service.

(7)	Represents expenses paid to Mr. Kiker pursuant to his employment agreement dated June 26, 2002 in connection with his relocation to the Bellevue, Washington area.

(8)	Salary amounts reflect periodic voluntary reductions in base salary in 2002 and 2003 enacted as part of Onyx’s cost-cutting measures. Such reductions are not reimbursable.

Option Grants

      During fiscal 2003, we granted options to purchase a total of 1,622,655 shares of common stock to our employees, including the individuals listed in the Summary Compensation Table. This number does not include options to purchase 68,750 shares of common stock that we granted to our non-employee directors during 2003. No stock appreciation rights were granted during fiscal 2003. These options were granted at exercise prices equal to the fair market value of our common stock on the date of grant.

      The following table sets forth certain information with respect to stock options granted to each of the individuals listed in the Summary Compensation Table in fiscal 2003. In accordance with the SEC rules, the “potential realizable values” provided in the following table are:

•	net of exercise price before taxes;

•	based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the term; and

•	based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

      These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

Option Grants in Fiscal 2003

	Individual Grants

			Percent of			Potential Realizable Value
			Total			at Assumed Annual Rates
	Number of		Options			of Stock Price
	Securities		Granted to			Appreciation
	Underlying		Employees	Exercise		for Option Term
	Options		in Fiscal	Price	Expiration
Name	Granted		Year(1)	($/share)	Date	5%	10%

Brent R. Frei	50,000	(1)	3.08%	$4.48	1/24/13	$140,873	$356,999
	18,750	(2)	1.16%	$4.16	6/13/13	$49,054	$124,312
	56,250	(1)	3.47%	$4.16	6/13/13	$147,162	$372,936
Brian C. Henry	37,500	(1)	2.31%	$4.48	1/24/13	$105,655	$267,749
	12,500	(2)	.77%	$4.16	6/13/13	$32,703	$82,875
	37,500	(1)	2.31%	$4.16	6/13/13	$98,108	$248,624
Eben W. Frankenberg	25,000	(1)	1.54%	$4.48	1/24/13	$70,437	$178,500
	12,500	(2)	.77%	$4.16	6/13/13	$32,703	$82,875
	37,500	(1)	2.31%	$4.16	6/13/13	$98,108	$248,624
	25,000	(3)	1.54%	$4.16	6/13/13	$65,405	$165,750
Mark P. Mader	15,000	(1)	.93%	$4.48	1/24/13	$42,262	$107,100
	11,000	(2)	.68%	$4.16	6/13/13	$28,779	$72,930
	32,500	(1)	2.00%	$4.16	6/13/13	$85,027	$215,474
Benjamin E. Kiker, Jr.	25,000	(1)	1.54%	$4.48	1/24/13	$70,437	$178,500
	9,500	(2)	.59%	$4.16	6/13/13	$24,854	$62,985
	28,000	(1)	1.73%	$4.16	6/13/13	$73,254	$185,640

(1)	Such options vest and become exercisable as to approximately 2% of the shares each month, commencing one month from the date of grant.

(2)	Such options vest and become exercisable as to approximately 4% of the shares each month, commencing one month from the date of grant.

(3)	Such options vest and become 100% exercisable four years from the date of grant, subject to acceleration upon the achievement of certain milestones.

Option Exercises in 2003 and Fiscal Year-End Option Values

      The following table presents information about options held by the executive officers named in the Summary Compensation Table and the value of those options as of December 31, 2003. The value of in-the-money options is based on the closing price on December 31, 2003 of $4.00 per share, net of the option exercise price. None of the executive officers named in the Summary Compensation Table exercised any options in 2003.

Aggregated Option Exercises in 2003 and

Fiscal Year-End Option Values

	Number of Securities
	Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options
	December 31, 2003(#)		at December 31, 2003($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Brent R. Frei	23,176	101,824	—	—
Brian C. Henry	111,717	150,783	—	—
Eben W. Frankenberg	27,271	91,976	—	—
Mark P. Mader	42,729	59,706	—	—
Benjamin E. Kiker, Jr.	29,311	83,189	—	—

Employment Contracts and Change of Control Arrangements

      Pursuant to an employment agreement dated February 19, 2004, we agreed to provide Brent R. Frei, Onyx’s Chief Executive Officer, an annual salary of $250,000, participation in Onyx’s leveraged compensation bonus program, stock options as granted by the board from time to time, insurance and other employee benefits.

      Mr. Frei’s employment agreement also provides that if Mr. Frei is terminated other than for “Cause,” or if Mr. Frei terminates his employment in response to a “Constructive Termination” (as such terms are defined in the employment agreement), he will receive a severance payment equal to (a) the sum of twelve months’ base salary, (b) 100% of his unpaid target incentive bonus in effect on the date of termination, and (c) all earned, but unpaid, bonuses outside of the leveraged compensation program owed to him as of the date of termination. In addition, Mr. Frei will receive continuation of life insurance and health coverage for one year from the date of termination. Furthermore, if Mr. Frei is terminated within two years of a change of control of Onyx, he will receive the same benefits listed above; however, the severance payment and continuation of insurance coverage will reflect an 18-month period from the date of termination.

      Pursuant to an employment agreement dated March 14, 2001, we agreed to provide Brian C. Henry, Onyx’s Executive Vice President and Chief Financial Officer, an annual salary of $325,000, participation in Onyx’s leveraged compensation bonus program, insurance and other employee benefits, stock options as granted by the board from time to time, including annual option grants of 25,000 shares, provided his performance meets expectations, insurance and other employee benefits.

      Mr. Henry’s employment agreement also provides that if Mr. Henry is terminated other than for “Cause,” or if Mr. Henry terminates his employment in response to a “Constructive Termination” (as such terms are defined in the employment agreement), he will receive a severance payment equal to (a) the sum of twelve months’ base salary and the target incentive bonus in effect on the date of termination, (b) a pro rata portion of his unpaid target incentive bonus in effect on the date of termination, and (c) all earned, but unpaid, bonuses outside of the leveraged compensation program owed to him as of the date of termination. In addition, Mr. Henry will receive continuation of life insurance and health coverage for one year from the date of termination and accelerated vesting of all stock options held as of the date of termination. Furthermore, if Mr. Henry is terminated within two years of a change of control of Onyx, he will receive the same benefits listed above; however, the severance payment and continuation of insurance coverage will reflect an 18-month period from the date of termination.

      Pursuant to an employment agreement dated June 26, 2002, we agreed to provide Benjamin E. Kiker, Jr., Onyx’s Senior Vice President and Chief Marketing Officer an annual salary of $205,000, stock options as granted by the board from time to time, including annual option grants through 2006 in an amount to be determined based on Mr. Kiker’s performance, participation in Onyx’s leveraged compensation bonus plan, insurance and other employee benefits.

      Furthermore, Mr. Kiker’s employment agreement with Onyx provides that if Mr. Kiker’s employment is terminated due to a change of control of Onyx, Onyx shall provide Mr. Kiker (a) severance pay equal to four months’ base salary, (b) any earned but unpaid bonus amount owed to Mr. Kiker as of the date of termination, (c) continued medical coverage for four months from the date of termination, and (d) accelerated stock options pursuant to the terms of the 1998 Stock Incentive Compensation Plan, or 1998 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table presents information as of December 31, 2003 with respect to our compensation plans, including individual compensation arrangements, under which equity securities are registered for issuance with the SEC.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
			Future Issuance under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,814,329 (1)	$16.00 (2)	1,695,179 (3)
Equity compensation plans not approved by security holders(4)	427,879	$16.66	444,731
Total	3,242,208	$16.09	2,139,910

(1)	Includes 250,444 shares of common stock to be issued upon exercise of options outstanding under our 1994 Combined Incentive and Nonqualified Stock Compensation Plan, or 1994 Plan, at December 31, 2003 and 2,563,885 shares of common stock to be issued upon exercise of options outstanding under the 1998 Plan at December 31, 2003. Does not include any shares of common stock to be issued under our 1999 Employee Stock Purchase Plan, or ESPP at December 31, 2003.

(2)	Includes the weighted-average exercise price of options outstanding under the 1994 Plan and the 1998 Plan at December 31, 2003.

(3)	Includes 494,913 shares available for future issuance under the 1994 Plan, 776,497 shares available for future issuance under the 1998 Plan and 423,769 shares available for future issuance under the ESPP. The number of shares reserved for issuance under the 1998 Plan is automatically increased on the first day of each fiscal year by an amount equal to the lesser of (a) 837,881 shares of common stock and (b) 5% of the adjusted average common shares outstanding used to calculate fully diluted earnings per share as reported in our annual report to shareholders for the preceding year. The number of shares reserved for issuance under the ESPP is automatically increased on the first day of each fiscal year by an amount equal to the least of (a) 100,000 shares, (b) 1.2% of the average number of common shares outstanding used to calculate fully diluted earnings per share as reported in our annual report to shareholders for the preceding year and (c) a lesser amount determined by our board of directors. See Note 11 of the Notes to Consolidated Financial Statements for the year ended December 31, 2003, included in our annual report on Form 10-K filed with the SEC, for more information regarding these equity compensation plans.

(4)	See Note 11 of the Notes to Consolidated Financial Statements for the year ended December 31, 2003, included in our annual report on Form 10-K filed with the SEC, for more information regarding our 2001 Nonofficer Employee Stock Compensation Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee reviews and determines Onyx’s executive compensation objectives and policies, administers our stock option plans and approves certain stock option grants. The compensation committee operates under a written charter adopted by the board of directors, which was amended and restated by the board on March 21, 2003. On an annual basis, the committee evaluates the performance and compensation of our executive officers. The members of our compensation committee are William B. Elmore and Daniel R. Santell, each of whom is an independent director as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

      The committee’s executive compensation philosophy is to pay competitively in order to attract qualified executive personnel capable of leading Onyx in achieving its business objectives, retain and motivate these executives to superior performance, link individual compensation to individual and company performance, and align executives’ financial interests with those of our shareholders.

      Our executive compensation program includes the following components:

•	competitive base salaries;

•	annual bonuses that are structured to encourage executives to focus on achieving important short-term and long-term corporate objectives; and

•	long-term incentives, in the form of stock option grants, which are intended to provide financial rewards on the same basis as those realized by Onyx’s shareholders.

      Base Salary. When setting the base salary of the chief executive officer, the committee considers, among other factors, the range of salaries paid to executives of companies of comparable size in similar industries and located within the local area. In evaluating salaries, the committee considers knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the committee, as well as the executive’s existing equity position. The base salary for executive officers is reviewed annually. Additionally, a review of the chief executive officer’s performance and a general review of Onyx’s financial and stock price performance are considered. With respect to Mr. Frei, the committee set his 2003 base salary at $250,000, an amount representative of prevailing market rates for a chief executive officer of companies similarly situated to Onyx and Mr. Frei’s strategic importance to Onyx. Effective April 16, 2003, Mr. Frei elected to reduce his base salary to $99,000 as part of Onyx’s cost-cutting efforts. On February 10, 2004, Onyx and Mr. Frei entered into an employment agreement which, among other things, established Mr. Frei’s base salary at $250,000.

      Bonuses. All executives are eligible for cash bonuses based on attaining both corporate and individual goals, with the maximum potential bonus ranging from 25% to 100% of the executive’s base salary. Upon achieving these goals, bonus payment targets are set as a percentage of base compensation depending on the executive officer’s level of responsibility, with certain adjustments reflecting individual performance. Mr. Frei was not paid a bonus for 2003. Bonus payments for our other named executive officers are presented in the Summary Compensation Table under the heading “Bonus.”

      Stock Option Grants. Onyx provides its executive officers and other employees with long-term incentives through its stock option plans. The objective of the plans is to provide incentives to maximize shareholder value. The committee relies on a variety of subjective factors when granting options, which factors primarily relate to the responsibilities of the individual officers, their expected future contribution, prior option grants and overall equity position in Onyx. Options are typically granted at the then-current market price.

Prior to January 2000, option grants were typically subject to a four-and-one-half-year vesting period. Option grants made subsequent to January 2000 are typically subject to a four-year vesting period.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is, however, excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Onyx’s stock option plans are designed to qualify as performance-based compensation that is fully deductible by Onyx for income tax purposes.

      The committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. The committee will continue to monitor the compensation levels potentially payable under Onyx’s other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, Onyx’s compensation philosophy and Onyx’s best interests.

COMPENSATION COMMITTEE

William B. Elmore
Daniel R. Santell

AUDIT COMMITTEE REPORT

      The audit committee of our board of directors is composed of three independent directors and operates under a written charter adopted by the board of directors. The three members of the audit committee are H. Raymond Bingham, Teresa A. Dial and Daniel R. Santell, each of whom is an independent director as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

      Our management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on their audit. The audit committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors the selection of our independent auditors.

      In this context, the audit committee has met and held discussions with management and KPMG LLP, our independent auditors for the year ended December 31, 2003. In addition, the members of the audit committee individually reviewed our consolidated financial statements before they were filed with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee also discussed with management and the auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

      KPMG LLP, Onyx’s independent auditors for the year ended December 31, 2003, also provided to the audit committee the written disclosures required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the audit committee KPMG’s independence.

      Based on the audit committee’s discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

AUDIT COMMITTEE

H. Raymond Bingham
Teresa A. Dial
Daniel R. Santell

PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total shareholder return for Onyx, the S&P 500 Index and the Application Software Index. The graph shows the value of $100 invested on February 12, 1999, the date of our initial public offering, in our common stock, the S&P 500 Index and the Application Software Index.

	Feb. 12, 1999	Dec. 31, 1999	Dec. 29, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003

Onyx	$100	$285	$169	$60	$24	$15
S&P 500 Index	$100	$117	$105	$92	$70	$89
Application Software Index	$100	$174	$93	$89	$63	$78

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Onyx’s officers, directors and persons who own more than 10% of a registered class of Onyx’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish Onyx with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, Onyx believes that all filing requirements required by Section 16(a) during 2003 applicable to its officers, directors and greater-than-10% beneficial owners were met.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors recommends a vote “FOR” ratification of the appointment of

KPMG LLP as our independent auditors for the year ending December 31, 2004.

      On January 30, 2004, the board unanimously approved the recommendation of the audit committee that KPMG LLP be retained as our independent auditors and selected and appointed KPMG LLP to serve as our independent auditors for the year ending December 31, 2004. We request that our shareholders ratify the board’s selection of KPMG LLP, as independent auditors, to audit our accounts and records for the year ending December 31, 2004, and to perform other appropriate services.

      The board’s selection and appointment are subject to reconsideration by the board in the event that our shareholders fail to ratify the selection of KPMG LLP. Whether or not the board’s selection is ratified, the board in its discretion may retain KPMG LLP or direct the appointment of a different independent accounting firm at any time during the year if the board determines that such action would be in our best interests or in the best interests of our shareholders.

Required Vote

      The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

INDEPENDENT AUDITORS

      KPMG LLP served as our independent auditors for the fiscal years ended December 31, 2002 and December 31, 2003. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement, if desired.

      During the previous two fiscal years ended December 31, 2003, the aggregate fees for accounting services billed to Onyx were as follows:

•	Audit Fees. The aggregate fees billed by KPMG for professional services rendered for the audit of Onyx’s annual consolidated financial statements for the fiscal year ended December 31, 2003 and the review of the consolidated financial statements included in Forms 10-Q for that fiscal year were approximately $331,500. The aggregate fees billed by KPMG for professional services rendered for the audit of Onyx’s annual consolidated financial statements for the fiscal year ended December 31, 2002 and the review of the consolidated financial statements included in Forms 10-Q for that fiscal year were approximately $270,000.

•	Audit-Related Fees. The aggregate fees billed by KPMG in the year ended December 31, 2003 for assurance and related services related to the performance of the audit or review of Onyx’s consolidated financial statements were approximately $12,000. The aggregate fees billed by KPMG in the year ended December 31, 2002 for assurance and related services related to the performance of the audit or review of Onyx’s consolidated financial statements were approximately $10,000. All fees referenced in this paragraph were for professional services rendered for the audit of Onyx’s 401k plan.

•	Tax Fees. The aggregate fees billed by KPMG in the year ended December 31, 2003 for professional services rendered for tax compliance, tax advice and tax planning were approximately $81,000. The aggregate fees billed by KPMG in the year ended December 31, 2002 for professional services rendered for tax compliance, tax advice and tax planning were approximately $2,000.

•	All Other Fees. No other fees were billed by KPMG for services other than those described above during the fiscal years ended December 31, 2003 and December 31, 2002.

      The audit committee has considered the provision of these services to us by KPMG and determined that such provision of services was compatible with maintaining KPMG’s independence.

      In accordance with its amended and restated charter, it is the policy of the audit committee to pre-approve all audit, audit-related, review and attest services to be provided by the independent auditors, including the staffing, scope and timing of such services and the compensation to be paid for such services; provided, however, that the audit committee may delegate the authority to grant such pre-approval to one or more designated members of the audit committee who are independent directors of the board, who shall present any such decisions to the full audit committee at scheduled meetings. For non-audit services, Onyx management will submit to the audit committee for approval the list of non-audit services that it recommends the audit committee engage the independent auditor to provide. Company management and the independent auditor will each confirm to the audit committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the year will be provided. The audit committee will approve both the list of permissible non-audit services and the budget for such services. The audit committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

      On April 11, 2002, Ernst & Young LLP’s appointment as our independent auditor was terminated and we engaged KPMG LLP as our independent auditor for the year ended December 31, 2002. The decision to engage new independent auditors was recommended and approved by the audit committee and approved by the board of directors. This determination followed our decision to seek proposals from several other independent public auditing firms.

      The audit reports of Ernst & Young on our consolidated financial statements as of and for the two fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits of the two fiscal years ended December 31, 2001, and the subsequent interim period through April 11, 2002, there were no disagreements between us and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference in connection with its opinion to the subject matter of the disagreement.

      During the two fiscal years ended December 31, 2001, and during the subsequent interim period preceding the appointment of KPMG, we had not consulted with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

      We reported the change in independent auditors, and the statements above, in a current report on Form 8-K filed with the SEC on April 16, 2002. Ernst & Young furnished us with a letter addressed to the SEC stating that it agreed with our statements in that current report. A copy of Ernst & Young’s letter regarding this disclosure was filed as an exhibit to that current report.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Under the SEC’s proxy rules, shareholder proposals that meet certain conditions may be included in Onyx’s proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Onyx’s 2005 annual meeting must give notice of the proposal to Onyx no later than December 31, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Onyx no fewer than 90 or more than 120 days prior to the one-year anniversary date of the 2004 annual meeting. Receipt by Onyx of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Onyx’s proxy materials or its presentation at the 2005 annual meeting because there are other requirements in the proxy rules.

OTHER MATTERS

      As of the date of this proxy statement, the board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

      Copies of Onyx’s annual report on Form 10-K for the year ended December 31, 2003 are being mailed to shareholders, together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies may be obtained from the Director of Investor Relations of Onyx, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504.

Appendix A

ONYX SOFTWARE CORPORATION

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

      The Audit Committee is appointed by the Board of Directors of Onyx Software Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary purpose is to

•	appoint the Company’s independent auditors, approve all audit, review and attest services to be provided by the independent auditors and determine the compensation to be paid therefor;

•	oversee the qualifications, independence and performance of the Company’s independent auditors;

•	monitor the performance of the Company’s internal auditing department;

•	monitor the integrity of the Company’s financial statements, financial reporting process and systems of internal finance and accounting controls;

•	facilitate communications among the Company’s independent auditors, management, internal auditing department and Board of Directors; and

•	provide a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters.

Composition

      The Audit Committee shall be composed of at least three members of the Board, who shall be appointed by the Board and serve until their successors are appointed and qualified. The Board shall appoint the members of the Audit Committee annually, considering the recommendation of the Company’s Nominating and Corporate Governance Committee and, as appropriate, the views of the Company’s chairman of the Board and chief executive officer. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to the satisfaction of such new member(s) of the membership requirements. The Board shall designate the chairperson of the Audit Committee.

      Each member of the Audit Committee shall be an “independent director,” as defined by the rules of the Nasdaq Stock Market (“Nasdaq”), which means that such director shall not be an officer or employee of the Company or any of its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent: (a) a director who is employed by the Company or by any parent or subsidiary of the Company or who has been so employed within the past three years; (b) a director who receives any compensation from the Company, other than compensation for board or committee service (or who has a family member who accepts any payments from the Company or any of its affiliates in excess of $60,000, other than compensation for Board or committee service, benefits under a tax-qualified retirement plan or nondiscretionary compensation), during the current fiscal year or any of the past three fiscal years; (c) a director who is a family member of an individual who is, or within the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer; (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year and $200,000, in the current fiscal year or any of the past three fiscal years; (e) a director who is employed as an executive officer of another entity where any of the executives of the Company serve on the compensation committee of such other entity, or who has been so employed within the last three years; (f) a director who was a partner or employee of the Company’s independent auditing firm, and worked on the Company’s audit, within the past three years; (g) a director who owns or controls 20% or more of the Company’s voting securities; or (h) any other affiliated person of the Company or any subsidiary. A “family member” means any person who is a relative by blood, marriage or adoption or who has the same residence.

      In addition, each member of the Audit Committee shall meet Nasdaq’s financial expertise requirements. Specifically, each member shall be able to read and understand fundamental financial statements, including the Company’s balance sheets, income statements and cash flow statements. In addition, at least one member of the Audit Committee shall be a “financial expert.” Specifically, such member shall have, through education and experience as a public accountant or auditor or a principal financial officer, controller or principal accounting officer, experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions or experience in one or more positions that involve the performance of similar functions (or that results, in the judgment of the Board, in the member’s having similar expertise and experience), the following attributes: an understanding of generally accepted accounting principles and financial statements, experience applying such principles in connection with accounting for estimates, accruals and reserves that are generally comparable to those used in the Company’s financial statements, experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the Company’s financial statements, experience with internal controls and procedures for financial reporting, and an understanding of audit committee functions.

Responsibilities

      The Audit Committee shall assist the Board in discharging the Board’s oversight responsibility to the Company’s shareholders and the investment community relating to the accounting and financial reporting and control practices of the Company and its subsidiaries. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors, which auditors shall report directly to the Audit Committee. Although it is not the responsibility of the Audit Committee to prepare, audit or certify the Company’s financial statements or to guarantee the independent auditors’ report, the Audit Committee shall have general responsibility for monitoring the finance, accounting and audit activities and internal controls of the Company and its subsidiaries. Specifically, the Audit Committee shall

•	choose the firm of independent certified public accountants to be appointed as the independent auditors of the Company, and ensure that such firm understands that it shall be ultimately accountable to the Audit Committee as representatives of the Company’s shareholders. The Audit Committee shall have sole authority to retain, evaluate and, where appropriate in the exercise of its business judgment, terminate and replace the independent auditors;

•	pre-approve all audit, audit-related, review and attest services to be provided by the independent auditors, including the staffing, scope and timing thereof and the compensation to be paid therefor; provided, however, that the Audit Committee may delegate the authority to grant such pre-approval to one or more designated members of the Audit Committee who are independent directors of the Board (“Pre-Approval Delegates”), who shall present any such decisions to the full Audit Committee at scheduled meetings;

•	consider whether the performance of nonaudit services proposed to be performed by the independent auditors is compatible with the independent auditors’ independence;

•	pre-approve all permissible non-audit services, including tax services, to be provided by the independent auditors and the compensation to be paid therefor; provided, however, that the Audit Committee may delegate the authority to grant such pre-approval to one or more Pre-Approval Delegates, who shall present any such decisions to the full Audit Committee at scheduled meetings; and provided further that this pre-approval requirement may be waived if (a) the aggregate amount of all such nonaudit services provided to the Company constitutes not more than 5% of the total amount paid by the Company to the independent auditors during the fiscal year in which the nonaudit services are provided, (b) such services were not recognized by the Company at the time of engagement to be nonaudit services and (c) such nonaudit services are promptly brought to the attention of the Audit Committee and approved before the completion of the audit by the Audit Committee or by one or more Pre-Approval Delegates; and provided further that the Company may enter into an engagement for nonaudit services pursuant to pre-approval policies and procedures established by the Audit Committee, with timely notification to the Audit Committee of each such engagement.

•	review and discuss with the independent auditors and the Company’s management (a) the results of the independent auditors’ annual audit examination, (b) any problems or difficulties with the audit and management’s response, (c) any accompanying management letters, schedules of unreported differences or other material written communications between the independent auditors and management and (d) any reports of the independent auditors with respect to interim periods;

•	ensure receipt of, review and discuss with the independent auditors the formal written statement from the independent auditors, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, concerning any relationships between the independent auditors and the Company or any other relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditors;

•	review and discuss with management and the independent auditors the annual audited financial statements of the Company, including an analysis of the independent auditors’ and management’s judgment as to the quality of the Company’s accounting principles and the other matters required by Statement on Accounting Standards No. 61, Communication with Audit Committees;

•	ensure receipt of, review and discuss with management and the independent auditors a report from the independent auditors of (a) all critical accounting policies and practices used by the Company, (b) all alternative accounting treatments of financial information permitted within GAAP that have been discussed with management, including the ramifications of using such alternative treatments and disclosures and the treatment preferred by the independent auditors; (c) any significant changes in the Company’s accounting policies and practices and (d) any accounting and financial reporting proposals that may have a significant effect on the Company’s financial reports;

•	review and discuss with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effect of alternative GAAP methods on the financial statements, and (c) the effect of regulatory and accounting initiatives and off-balance sheet structures on the financial statements of the Company.

•	review and discuss with management and the independent auditors (a) any material financial or nonfinancial arrangements of the Company that do not appear on the financial statements of the Company, and (b) any relationships of the Company with unconsolidated entities or other persons that may have a current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses;

•	resolve any disagreements between management and the independent auditors regarding the Company’s financial reporting;

•	recommend to the Board whether, based on the review and discussions described above, the Company’s annual audited financial statements should be included in the Company’s Annual Report on Form 10-K (the “Form 10-K”);

•	review and discuss with management and the independent auditors (a) the Company’s quarterly financial results prior to the release of earnings and (b) the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q (the “Forms 10-Q”);

•	review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s internal controls and internal audit procedures and review the internal control report to be filed with the Company’s Form 10-K;

•	review the certification(s) to be provided by the Company’s chief executive officer and chief financial officers in the Company’s Form 10-K or Forms 10-Q;

•	verify the audit partner rotation schedule of the independent auditors;

•	conduct an appropriate review of all related-party transactions on an ongoing basis and approve all such conflict-of-interest transactions;

•	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and reassess the adequacy of this charter at least once a year and, to the extent and in the manner that the Company is legally required to do so by SEC rules, cause the Company to publicly file this charter, as then constituted; and

•	prepare an audit committee report for inclusion in the Company’s proxy statement for its annual meeting of shareholders.

      In addition to the above responsibilities, the Audit Committee shall undertake such other duties as the Board may delegate to it from time to time and perform such other activities as are consistent with this charter, the bylaws of the Company and applicable law.

Meetings; Procedure

      The Audit Committee shall meet as often as it may deem necessary or appropriate in its judgment, either in person or telephonically. The majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee may act without a meeting by securing the unanimous written consent of the members of the Audit Committee.

      Except as expressly provided in this charter or the bylaws of the Company, the Audit Committee shall fix its own rules of procedure.

      The Audit Committee shall report to the full Board with respect to its meetings and shall periodically report to the Board with respect to significant results of its activities.

      Minutes of all meetings, including telephone meetings, and copies of all consents in lieu of meeting shall be maintained and furnished to members of the Audit Committee, the Board and the Secretary of the Company. In addition, all materials relating to Audit Committee meetings shall be circulated to all members of the Board in advance of Board meetings.

      The Audit Committee shall meet in executive sessions with the independent auditors and management at least annually and shall meet without management in regular executive sessions.

Outside Advisors/ Investigations

      The Audit Committee shall engage such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to engage outside counsel, experts and other advisors to assist it in the conduct of such investigations. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensating any such counsel, experts or other advisors engaged by the Audit Committee.

      The Audit Committee, and each member of the Audit Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements prepared or presented to them by (a) officers and employees of the Company who are reasonably believed by such member to be reliable and competent in the matters presented and (b) counsel, public accountants and other advisors of the Company or the Audit Committee as to matters the member reasonably believes to be within the professional competence of such advisor.

(END OF CHARTER)

PROXY

ONYX SOFTWARE CORPORATION

1100 — 112th AVE. N.E., SUITE 100, BELLEVUE, WA 98004-4504

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 3, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoint(s) Brian C. Henry and Paul B. Dauber, or either of them, with full powers of substitution, proxies to vote all shares of common stock held of record by the undersigned on April 12, 2004 and entitled to vote at the Annual Meeting of Shareholders of Onyx Software Corporation to be held at Onyx’s executive offices, 1100 — 112th Avenue N.E., Suite 100, Bellevue, Washington on Thursday, June 3, 2004 at 10:00 a.m. local time and at any adjournment or postponement of the meeting, with all powers that the undersigned would possess if personally present.

IMPORTANT-PLEASE COMPLETE, DATE AND SIGN ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE. ▲

You can now access your Onyx Software Corporation account online.

Access your Onyx Software Corporation shareholder/stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Onyx Software Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information

•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The board of directors recommends a vote			WITHHOLD
"FOR" the nominees in Proposal 1.			AUTHORITY
		FOR the	to vote for
		Nominees	Nominee

1.	ELECTION OF DIRECTORS: TWO CLASS 1 DIRECTORS	☐	☐

Nominees:

01	Teresa A. Dial
02	William B. Elmore

Withhold for the following only: (write the name of the nominee in the space below)

The board of directors recommends
a vote "FOR" Proposal 2.

		FOR	AGAINST	ABSTAIN

2.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR YEAR ENDING DECEMBER 31, 2004	☐	☐	☐

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2..

I plan to attend the annual meeting.				☐

Signature	Signature	Date

Please sign exactly as your name appears on your share certificate(s). Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

▲ FOLD AND DETACH HERE ▲